Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. (33-60092) on Form S-8 of our report dated June 12, 2013, with respect to the financial statements and schedule KEMET Employees’ Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2012.

/s/ Dixon Hughes Goodman LLP
Charlotte, North Carolina
June 12, 2013